Exhibit 4.1

Sempra

OFFICERS’ CERTIFICATE

(Pursuant to Sections 201 and 301 of the Indenture)

June 9, 2026

The undersigned, Glen A. Donovan, Senior Vice President, Finance and Adam D. Pierce, Vice President and Treasurer, respectively, of Sempra, a California corporation (the “Company”), hereby certify as follows:

The undersigned, having read the appropriate provisions of the Indenture dated as of February 23, 2000 (the “Indenture”) between the Company (formerly known as Sempra Energy) and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as successor in interest to U.S. Bank Trust National Association, as trustee (the “Trustee”), including Sections 102, 201, 301 and 303 thereof and the definitions in such Indenture relating thereto, and certain other corporate documents and records, and having made such examination and investigation as, in the opinion of the undersigned, each considers necessary to enable the undersigned to express an informed opinion as to whether or not the conditions or covenants set forth in the Indenture relating to the establishment of the terms of $1,000,000,000 aggregate principal amount of the Company’s Floating Rate Notes due 2028 (the “Notes”) and the form of certificate evidencing the Notes have been complied with, and whether the conditions or covenants in the Indenture relating to the authentication and delivery by the Trustee of the Notes have been complied with, certify that (1) the terms of the Notes were established by the undersigned pursuant to authority delegated to them by resolutions duly adopted by the Board of Directors of the Company on February 20, 2026 (the “Resolutions”) and such terms are as set forth and incorporated by reference in Annex I hereto, (2) the form of certificate evidencing the Notes was established by the undersigned pursuant to authority delegated to them by the Resolutions and shall be in substantially the form attached as Annex II hereto, (3) a true, complete and correct copy of the Resolutions, which were duly adopted by the Board of Directors of the Company and are in full force and effect on the date hereof, is attached as an exhibit to the Certificate of the Secretary of the Company of even date herewith, and (4) the form and terms of the Notes have been established pursuant to Sections 201, 202, 203 and 301 of the Indenture and comply with the Indenture and, in the opinion of the undersigned, all conditions or covenants provided for in the Indenture (including, without limitation, those set forth in Sections 201, 301 and 303 of the Indenture) relating to the establishment of the terms of the Notes and the form of certificate evidencing the Notes, and relating to the issuance, execution, authentication and delivery of the Notes, have been complied with.

This certificate may be executed by the parties hereto in counterparts, each of which when so executed shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were on the same instrument, but all such counterparts shall together constitute but one and the same instrument.

(Signature Page Follows)

1

IN WITNESS WHEREOF, we have hereunto set our hands as of the date first written above.

/s/ Glen A. Donovan
Glen A. Donovan
Senior Vice President, Finance

/s/ Adam D. Pierce
Adam D. Pierce
Vice President and Treasurer

[Officers’ Certificate — Indenture]

ANNEX I

Capitalized terms used in this Annex I and not otherwise defined herein have the same definitions as in the Indenture (as defined in the Officers’ Certificate of which this Annex I constitutes a part).

(1) A new series of the Company’s debt securities under the Indenture is established hereby and shall be known and designated as the “Floating Rate Notes due 2028” (hereinafter sometimes referred to as the “Securities” or the “Notes”).

(2) The aggregate principal amount of the Securities of such series which may be authenticated and delivered under the Indenture is limited to $1,000,000,000, except for Securities of such series authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the same series pursuant to Sections 304, 305, 306, 906 or 1106 of the Indenture and except for any Securities of such series which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered under the Indenture. However, such series of Securities may be re-opened by the Company for the issuance of additional Securities of the same series, so long as any such additional Securities of such series (i) have the same form and terms (other than the offering price, the date of original issuance and, under certain circumstances, the date from which interest thereon shall begin to accrue and the first interest payment date), and carry the same right to receive accrued and unpaid interest (if any), as the Securities of such series theretofore issued and (ii) shall form a single series under the Indenture with the Securities of such series theretofore issued, and provided that such additional Securities of such series are fungible with the Securities of such series theretofore issued for United States federal income tax purposes; provided, however, that, notwithstanding the foregoing, such series of Securities may not be re-opened if the Company has effected Defeasance with respect to the Securities of such series pursuant to Section 1302 of the Indenture or has effected satisfaction and discharge with respect to the Securities of such series pursuant to Section 401 of the Indenture.

(3) The Securities of such series are to be issued only as registered securities without coupons. The Securities of such series shall be issued in book-entry form and represented by one or more global Securities (the “Global Securities”) of such series, the initial depositary (the “Depositary”) for the Global Securities of such series shall be The Depository Trust Company and the depositary arrangements shall be those employed by whoever shall be the Depositary with respect to the Global Securities of such series from time to time. Notwithstanding the foregoing, certificated Securities of such series in definitive form may be issued in exchange for Global Securities of such series under the circumstances contemplated by Section 305 of the Indenture.

(4) The Securities of such series shall be sold by the Company to the several underwriters (the “Underwriters”) named in Schedule I to the Underwriting Agreement dated June 4, 2026 among the Company and BMO Capital Markets Corp. and Academy Securities, Inc., as representatives of the Underwriters (the “Underwriting Agreement”), at a price equal to 99.850% of the principal amount of the Securities of such series and the initial price to the public of the Securities of such series shall be 100.000% of the principal amount of the Securities of such series (plus accrued and unpaid interest, if any), and the underwriting discount shall be 0.150% of the principal amount of the Securities of such series.

Annex I-A-1

(5) The Securities of such series shall not be repayable or redeemable at the option of the Holders prior to the Stated Maturity of the principal of the Securities of such series (except as provided in Article V of the Indenture) and shall not be subject to a sinking fund or analogous provision.

(6) The Borough of Manhattan, The City of New York is hereby designated as a Place of Payment for the Securities of such series.

(7) The Company hereby appoints the Trustee, acting through its Corporate Trust Office in the Borough of Manhattan, The City of New York, as the Company’s agent for the purposes specified in Section 1002 of the Indenture with respect to the Securities of such series; provided, however, subject to Section 1002 of the Indenture, the Company may at any time remove the Trustee as its office or agency in the Borough of Manhattan, The City of New York designated for such purposes with respect to the Securities of such series and may from time to time designate one or more other offices or agencies for such purposes with respect to the Securities of such series and may from time to time rescind such designation, so long as the Company shall at all times maintain an office or agency for such purposes with respect to the Securities of such series in the Borough of Manhattan, The City of New York.

(8) The Securities of such series shall be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(9) The principal of and interest on the Securities of such series shall be payable in U.S. dollars.

(10) Section 1303 of the Indenture shall not apply to the Securities of such series.

(11) Article XI of the Indenture shall not apply to the Securities of such series.

(12) The Securities of such series shall not be convertible into or exchangeable for other securities.

(13) Anything in the Indenture or the Securities of such series to the contrary notwithstanding, payments of the principal of and interest on the Global Securities of such series shall be made by wire transfer to the Depositary or its nominee or to any successor depositary or nominee, whichever shall be the registered Holder of such Global Securities of such series from time to time.

(14) To the extent that any provision of the Indenture or the Securities of such series provides for the payment of interest on overdue principal of, or interest on the Securities of such series, then, to the extent permitted by law, interest on such overdue principal and interest shall accrue at the rate of interest borne by the Securities of such series.

(15) The Securities of such series shall have such other terms and provisions as are set forth in the form of certificate evidencing the Securities of such series attached as Annex II to the Officers’ Certificate of which this Annex I constitutes a part, all of which terms and provisions are incorporated by reference in and made a part of this Annex I as if set forth in full herein.

Annex I-A-2

(16) [Reserved].

(17) The following provisions of the Indenture are hereby amended, provided that such amendments shall only be applicable with respect to the Securities of such series and shall not be applicable with respect to any other series of debt securities issued under the Indenture:

a.	clause (4) of Section 501 of the Indenture is hereby amended by replacing “25%” with “33%”;

b.	the first paragraph of Section 502 of the Indenture is hereby amended by replacing “25%” with “33%”; and

c.	clause (2) of Section 507 of the Indenture is hereby amended by replacing “25%” with “33%”.

(18) Subsection (5) of Section 501 of the Indenture shall not be applicable to the Securities of such series and, insofar as Section 501 of the Indenture is applicable to the Securities of such series, subsection (5) of Section 501 of the Indenture is hereby deleted in its entirety and replaced with the following text and any references in the Indenture to subsection (5) of Section 501 thereof shall, insofar as it relates to the Securities of such series, be disregarded, mutatis mutandis:

“(5) [omitted intentionally]; or”.

Annex I-A-3

ANNEX II

Form of Certificate Evidencing the Floating Rate Notes due 2028

Annex II

[For inclusion in Global Securities—] THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

[For inclusion in Global Securities—] UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE CORPORATION (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SEMPRA

Floating Rate Notes due 2028

$__________

No. ___	CUSIP No. 816851 BY4 ISIN No. US816851BY40

Sempra, a corporation duly organized and existing under the laws of the State of California (herein called the “Corporation,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________________, or registered assigns, the principal sum of ____________________ Dollars ($____________________) on January 7, 2028 (the “Maturity Date”), and to pay interest thereon from June 9, 2026 (the “Original Issue Date”) or from the most recent date to which interest has been paid or duly provided for, quarterly in arrears on October 7, January 7, April 7 and July 7 in each year (each, an “Interest Payment Date”), beginning on October 7, 2026, and on the Maturity Date at a rate per annum equal to Compounded SOFR (as defined on the other side of this Security) plus 67 basis points (the “Margin”) (such rate, the “Applicable Rate”), until the principal hereof is paid or made available for payment, provided that any principal hereof or (to the extent that the payment of such interest shall be legally enforceable) interest hereon which is not paid when due shall bear interest at the Applicable Rate from the respective dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be (i) on the business day (as defined on the other side of this Security) immediately preceding such Interest Payment Date if this Security is in the form of one or more Global Securities or (ii) the September 22, December 23, March 23, or June 22 (whether or not a business day), as the case may be, immediately preceding such Interest Payment Date if this Security is not in the form of one or more Global Securities. Any such interest not so punctually paid or duly provided for on any Interest Payment Date will forthwith cease to be payable to the Holder on such Regular Record Date by virtue of having been such Holder and may either, at the election of the Corporation, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Annex II-B-2

Payment of the principal of and interest on this Security will be made at the office or agency of the Corporation maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Corporation payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 15 days prior to the date for payment by the Person entitled thereto. Notwithstanding the foregoing, so long as the Holder of this Security is the Depositary or its nominee, payment of the principal of and interest on this Security will be made by wire transfer of immediately available funds.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature Page Follows]

Annex II-B-3

IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed.

SEMPRA

By:
Name:
Title:

Attest:

By:
Name:
Title:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
As Trustee

By:
Authorized Signatory

Dated:

Annex II-B-4

(REVERSE OF SECURITY)

This Security is one of a duly authorized issue of securities of the Corporation (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of February 23, 2000 (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Corporation and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as successor in interest to U.S. Bank Trust National Association, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Corporation, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof and is sometimes referred to as “this Security”.

This Security will bear interest at the Applicable Rate (as defined on the other side of this Security). Interest on this Security will accrue from and including the Original Issue Date to but excluding the first Interest Payment Date. Starting on the first Interest Payment Date, interest on this Security will accrue from and including the last Interest Payment Date on which the Corporation has paid, or duly provided for the payment of, interest on this Security to but excluding the next succeeding Interest Payment Date. No interest will accrue on this Security for the day that this Security matures.

The amount of interest payable for any period will be computed on the basis of a 360-day year and the actual number of days in the Observation Period (as defined below).

If any Interest Payment Date falls on a day that is not a business day, the Corporation will be required to make the interest payment on the next succeeding business day unless that business day is in the next succeeding calendar month, in which case (other than in the case of the Maturity Date) the Corporation will be required to make the interest payment on the immediately preceding business day. If an interest payment is made on the next succeeding business day, no interest will accrue as a result of the delay in payment. If the Maturity Date of this Security falls on a day that is not a business day, the payment due on such date will be postponed to the next succeeding business day, and no further interest will accrue in respect of such postponement. As used herein, “business day,” when used with respect to any Place of Payment, means a day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in that Place of Payment are authorized or obligated by law or executive order to remain closed.

On each Interest Payment Determination Date (as defined below) relating to the applicable Interest Payment Date, the Calculation Agent (as defined below) will calculate the amount of accrued interest payable on this Security by multiplying (i) the outstanding principal amount of this Security by (ii) the product of (a) the interest rate for the relevant Interest Period (as defined below) multiplied by (b) the quotient of the actual number of calendar days in such Observation Period divided by 360. In no event will the interest rate on this Security be less than zero.

The term “Interest Period” means the period commencing on any Interest Payment Date (or, with respect to the initial Interest Period only, commencing on the Original Issue Date) to, but excluding, the next succeeding Interest Payment Date and, in the case of the last such period, the period from and including the Interest Payment Date immediately preceding the Maturity Date to, but excluding, the Maturity Date.

“Compounded SOFR” will be determined by the Calculation Agent in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point):

Compounded SOFR = ((SOFR IndexEnd / SOFR IndexStart) - 1) × (360 / dc)

where:

“SOFR IndexStart” = For periods other than the initial Interest Period, the SOFR Index value on the preceding Interest Payment Determination Date, and, for the initial Interest Period, the SOFR Index value two United States Government Securities Business Days (as defined below) before the Original Issue Date;

Annex II-B-5

“SOFR IndexEnd” = The SOFR Index value on the Interest Payment Determination Date relating to the applicable Interest Payment Date (or, in the final Interest Period, relating to the Maturity Date); and

“dc” is the number of calendar days in the relevant Observation Period.

For purposes of determining Compounded SOFR:

“Interest Payment Determination Date” means the date that is two United States Government Securities Business Days before each Interest Payment Date.

“Observation Period” means, in respect of each Interest Period, the period from, and including, the date that is two United States Government Securities Business Days preceding the first date in such Interest Period to, but excluding, the date that is two United States Government Securities Business Days preceding the Interest Payment Date for such Interest Period (or in the final Interest Period, preceding the Maturity Date).

“SOFR Index” means, with respect to any United States Government Securities Business Day: (1) the SOFR Index value as published by the SOFR Administrator (as defined below) as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York City time) on such United States Government Securities Business Day (the “SOFR Index Determination Time”); provided that: (2) if a SOFR Index value does not so appear as specified in clause (1) above at the SOFR Index Determination Time, then: (i) if a Benchmark Transition Event (as defined below) and its related Benchmark Replacement Date (as defined below) have not occurred with respect to SOFR (as defined below), then Compounded SOFR shall be the rate determined pursuant to the SOFR Index Unavailable Provisions (as defined below); or (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the benchmark replacement provisions described below.

“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of SOFR).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source.

“SOFR Index Unavailable Provisions” mean, if a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Payment Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, then “Compounded SOFR” means, for the applicable Interest Period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website, currently located at https://www.newyorkfed.org/markets/reference-rates/additional-information-about-reference-rates. References in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180-calendar days” shall be removed. If SOFR does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding United States Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.

“United States Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

Notwithstanding anything to the contrary in this Security, if the Corporation or its designee (which may be an independent financial advisor or any other designee of the Corporation) (any of such entities, a “Designee”) determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time (as defined below) in respect of any determination of Compounded SOFR or another applicable

Annex II-B-6

Benchmark (as defined below) on any date, then the benchmark replacement provisions set forth below will thereafter apply to all determinations of the rate of interest payable on this Security and the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to this Security in respect of such determination on such date and all determinations on all subsequent dates. In the event that the Calculation Agent has determined or has been notified that the current designated Benchmark is not available on any Interest Payment Determination Date, then unless the Corporation (or its Designee) has notified the Calculation Agent of a Benchmark Replacement in accordance with the provisions of the Indenture and the terms of this Security within 30 days prior to the next Interest Payment Date, the Calculation Agent shall use the interest rate in effect for the immediately prior Interest Period.

For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each Interest Period on this Security will be an annual rate equal to the sum of the Benchmark Replacement and the Margin.

In connection with the implementation of a Benchmark Replacement, the Corporation (or its Designee) will have the right to make Benchmark Replacement Conforming Changes (as defined below) from time to time.

Any determination, decision or election that may be made by the Corporation (or its Designee) with respect to a Benchmark Transition Event, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in the Corporation (or its Designee’s) sole discretion, and, notwithstanding anything to the contrary in any documentation relating to this Security, shall become effective without consent from the Holders of this Security or any other party.

As used in these benchmark replacement provisions in this Security, the following terms have the following meanings:

“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Corporation (or its Designee) as of the Benchmark Replacement Date: (1) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body (as defined below) as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment; (2) the sum of: (a) the ISDA Fallback Rate (as defined below) and (b) the Benchmark Replacement Adjustment; and (3) the sum of: (a) the alternate rate of interest that has been selected by the Corporation (or its Designee) as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for United States dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Corporation (or its Designee) as of the Benchmark Replacement Date: (1) the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement (as defined below); (2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment (as defined below); and (3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Corporation (or its Designee) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for United States dollar denominated floating rate notes at such time. The Benchmark Replacement Adjustment shall not include the Margin specified in this Security and such Margin shall be applied to the Benchmark Replacement to determine the interest payable on this Security.

Annex II-B-7

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition or interpretation of “Interest Period,” timing and frequency of determining rates and making payments of interest, rounding of amounts or tenor, and other administrative matters), or any other changes to any other terms or provisions of this Security, in each case that the Corporation (or its Designee) decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Corporation (or its Designee) decides that adoption of any portion of such market practice is not administratively feasible or if the Corporation (or its Designee) determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Corporation (or its Designee) determines is reasonably necessary or practicable).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein. For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof): (1) a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); (2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or (3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“ISDA Definitions” means the 2021 ISDA Definitions published by the International Swaps and Derivatives Association or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time, as such time is defined above, and (2) if the Benchmark is not Compounded SOFR, the time determined by the Corporation (or its Designee) in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

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“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Absent wilful misconduct, bad faith or manifest error, the calculation of the applicable interest rate for each Interest Period by the Calculation Agent, or in certain circumstances described above, by the Corporation (or its Designee), will be final and binding on the Corporation, the Trustee and the Holders of this Security.

None of the Trustee, paying agent, registrar or Calculation Agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR, the SOFR Index or any applicable Benchmark, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any alternative method, Benchmark Replacement or alternative index, or other successor or replacement alternative index, or whether any conditions to the designation of such a rate or index have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes with respect to such alternative method, Benchmark Replacement or alternative index are necessary or advisable, if any, in connection with any of the foregoing.

None of the Trustee, paying agent, registrar or Calculation Agent shall be (i) liable for any inability, failure or delay on its part to perform any of its duties described in this Security as a result of the unavailability of SOFR, the SOFR Index or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information contemplated by this Security and reasonably required for the performance of such duties or (ii) required to succeed to, assume or otherwise perform any of the Corporation’s duties or the Designee’s duties in connection with the foregoing, or to appoint a successor or replacement in the event of its resignation or removal, or to remove and replace the Corporation or the Designee in the event of a default, breach or failure of performance on the part of the Corporation or the Designee with respect to the duties and obligations under the Indenture and this Security.

The “Calculation Agent” means a banking institution or trust company appointed by the Corporation to act as calculation agent, initially U.S. Bank Trust Company, National Association.

This Security is not subject to optional redemption by the Corporation prior to maturity.

The Indenture contains provisions for Defeasance at any time of the entire indebtedness of the Securities of this series upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of and accrued and unpaid interest, if any, on the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Securities of each series affected under the Indenture at any time by the Corporation and the Trustee with the consent of the Holders of a majority in principal amount of the Securities of each series at the time Outstanding affected thereby. The Indenture contains provisions permitting the Holders of not less than a majority in principal amount of the Securities of any series at the time Outstanding with respect to which a default under the Indenture shall have occurred and be continuing, on behalf of the Holders of all Securities of such series, to waive, with certain exceptions, such past default with respect to such series and its consequences. The Indenture also permits the Holders of not less than a majority in principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Corporation with certain provisions of the Indenture. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Annex II-B-9

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 33% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee, such Holder or Holders shall have offered the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding, and no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of this series. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Corporation in any place where the principal of and any interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, subject to certain exceptions set forth in the Indenture.

Prior to due presentment of this Security for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles thereof.

All terms used in this Security which are defined in the Indenture and not defined herein shall have the meanings assigned to them in the Indenture.

Annex II-B-10